                                                                    EXHIBIT 99.2

                          Independent Auditors' Report
                          ----------------------------


The MDT Corporation Employee Benefits Committee and Participants in the MDT Corporation Savings and Thrift Plan for Salaried Employees:


We have audited the accompanying statements of net assets available for plan benefits of the MDT Corporation Savings and Thrift Plan for Salaried Employees as of December 31, 1995 and 1994, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the MDT Corporation Savings and Thrift Plan for Salaried Employees as of December 31, 1995 and 1994, and the changes in net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of expressing an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for plan benefits and the statements of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund.
The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



May 31, 1996,
   expect as to
   note 7, which
   is as of
   June 17, 1996

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                            FOR SALARIED EMPLOYEES

  Statement of Net Assets Available for Plan Benefits, With Fund Information

                               December 31, 1995


                                                                    Fund Information
                                  -----------------------------------------------------
                                    Open End                      MDT           U.S.
                                   Guaranteed     Equity Index    Stock      Government
     Assets                       Income Fund II    Fund II       Fund          Fund
     ------                       --------------  ------------    -----      ----------

Investment in employees' loans            -             -            -            -

Investment in Master Trust          $15,179,950     7,174,235    1,011,747      301,095

Receivables:
   Employer contributions                19,224        13,196        3,255          915
   Employees' contributions              70,206        51,791       10,758        3,249
   Other                                  -             -            -            -
                                    -----------     ---------    ---------      -------

                                         89,430        64,987       14,013        4,164

Due from (to) other funds                (3,109)       12,977        2,176          172
                                    -----------     ---------    ---------      -------

Net assets available
   for plan benefits                $15,266,271     7,252,199    1,027,936      305,431
                                    ===========     =========    =========      =======

See accompanying notes to financial statements.



                                 ------------------------------
                                    Asset
                                 Management     Loan
     Assets                        Fund II      Fund      Other         Total
     ------                      ----------     ----      -----         -----

Investment in employees' loans                 891,427      -           891,427

Investment in Master Trust       2,628,113       -          -        26,295,140


Receivables:
   Employer contributions            5,938       -         26,283        68,811
   Employees' contributions         23,731       -         73,035       232,770
   Other                             -             173      1,568         1,741
                                 ---------     -------    -------    ----------

                                    29,669         173    100,886       303,322

Due from (to) other funds           10,162     (22,378)     -             -
                                 ---------     -------    -------    ----------

Net assets available
   for plan benefits             2,667,944     869,222    100,886    27,489,889
                                 =========     =======    =======    ==========

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                            FOR SALARIED EMPLOYEES

  Statement of Net Assets Available for Plan Benefits, With Fund Information

                               December 31, 1994

                                                                    Fund Information
                                  ----------------------------------------------------
                                     Open End                     MDT          U.S.
                                    Guaranteed     Equity Index   Stock     Government
     Assets                       Income Fund II     Fund II      Fund         Fund
     ------                       --------------   ------------   -----     ----------
Investment in employees' loans             -            -           -           -

Investment in Master Trust           $16,350,440    4,426,096    918,866      142,573


Receivables:
   Employer contributions                 11,273        6,508      1,502          491
   Employees' contributions               38,644       23,251      4,627        1,542
   Other                                   -            -          -            -
                                     -----------    ---------     ------    ---------

                                          49,917       29,759      6,129        2,033

Due from (to) other funds                  7,523        1,998        552           10
                                     -----------    ---------     ------    ---------
Net assets available
   for plan benefits                 $16,407,880    4,457,853    925,547      144,616
                                     ===========    =========    =======    =========

See accompanying notes to financial statements.


                                 ------------------------
                                    Asset
                                 Management        Loan
     Assets                        Fund II         Fund       Total
     ------                      ----------        ----       -----

Investment in employees' loans       -            470,055       470,055

Investment in Master Trust       1,698,399          -        23,536,374

Receivables:
   Employer contributions            3,139          -            22,913
   Employees' contributions         11,264          -            79,328
   Other                             -              2,473         2,473
                                 ---------        -------    ----------

                                    14,403          2,473       104,714

Due from (to) other funds              240        (10,323)        -
                                 ---------        -------    ----------
Net assets available
   for plan benefits             1,713,042        462,205    24,111,143
                                 =========        =======    ==========

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                            FOR SALARIED EMPLOYEES

Statement of Changes in Net Assets Available for Plan Benefits, With Fund Information

                         Year ended December 31, 1995

                                                                      Fund Information
                                   -------------------------------------------------------
                                      Open End                      MDT            U.S.
                                     Guaranteed    Equity Index     Stock       Government
                                   Income Fund II    Fund II        Fund           Fund
                                   --------------  ------------     -----       ----------

Contributions:
   Employer                          $   257,600        145,079      40,377       10,631
   Employees'                          1,006,407        572,561     137,490       38,604
                                     -----------      ---------    --------      -------
                                       1,264,007        717,640     177,867       49,235

Net income (loss) from
   Master Trust investments,
   net of administrative
   expenses                              871,449      1,708,493    (137,700)      16,463

Interest income on employees'
   loans                                   -              -           -            -

Other                                      -              -           -            -
                                     -----------      ---------    --------      -------
          Total additions              2,135,456      2,426,133      40,167       65,698

Benefit payments                      (1,756,803)      (309,886)    (33,476)     (20,836)

Transfers among funds                 (1,520,262)       678,099      95,698      115,953
                                     -----------      ---------    --------      -------

          Net increase (decrease)     (1,141,609)     2,794,346     102,389      160,815

Net assets available
 for plan benefits:
    Beginning of year                 16,407,880      4,457,853     925,547      144,616
                                     -----------      ---------    --------      -------

    End of year                      $15,266,271      7,252,199   1,027,936      305,431
                                     ===========      =========   =========      =======

See accompanying notes to financial statements.


                                     ------------------------------------
                                       Asset
                                     Management     Loan
                                       Fund II      Fund      Other       Total
                                     ----------     ----      -----       -----

Contributions:
   Employer                           67,010         -        26,283       546,980
   Employees'                        277,046         -        73,035     2,105,143
                                     -------       ------    -------    ----------
                                     344,056        -         99,318     2,652,123

Net income (loss) from
   Master Trust investments,
   net of administrative
   expenses                          423,031        -          -         2,881,736

Interest income on employees'
   loans                               -           53,970      -            53,970

Other                                  -              173      1,568         1,741
                                     -------       ------    -------    ----------

          Total additions            767,087       54,143    100,886     5,589,570

Benefit payments                     (60,301)     (29,522)     -        (2,210,824)

Transfers among funds                248,116      382,396      -             -
                                     -------       ------    -------    ----------

          Net increase (decrease)    954,902      407,017    100,886     3,378,746

Net assets available
 for plan benefits:
    Beginning of year                1,713,042    462,205      -        24,111,143
                                     ---------    -------    -------    ----------

    End of year                      2,667,944    869,222    100,886    27,489,889
                                     =========    =======    =======    ==========

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                            FOR SALARIED EMPLOYEES

Statement of Changes in Net Assets Available for Plan Benefits, With Fund Information

                         Year ended December 31, 1994

                                                                   Fund Information
                              --------------------------------------------------------
                                Open End                          MDT          U.S.
                               Guaranteed       Equity Index      Stock     Government
                              Income Fund II       Fund II        Fund         Fund
                              --------------    ------------      -----     ----------

Contributions:
   Employer                     $   282,597        140,298       36,983         11,242
   Employees'                     1,098,001        553,392      126,936         43,918
                                 ----------      ---------     --------        -------
                                  1,380,598        693,690      163,919         55,160

Net income (loss) from
   Master Trust investments,
   net of administrative
   expenses                       1,016,857         34,704       63,391         (4,386)

Interest income on employees'
   loans                              -              -            -              -

Other                                 -              -            -              -
                                 ----------      ---------     --------        -------

          Total additions         2,397,455        728,394      227,310         50,774

Benefit payments                   (879,299)      (122,236)     (28,986)        (1,144)

Transfers among funds              (340,928)       (32,320)      90,709        (36,766)

Transfer from MDT Corporation
   Savings and Thrift Plan for
   Hourly Employees                   2,297            429          171          -
                                 ----------      ---------     --------        -------

        Net increase              1,179,525        574,267      289,204         12,864

Net assets available
   for plan benefits:
      Beginning of year          15,228,355      3,883,586      636,343        131,752
                                 ----------      ---------     --------        -------

      End of year               $16,407,880      4,457,853      925,547        144,616
                                ===========      =========      =======        =======

See accompanying notes to financial statements.

                                     -------------------
                                       Asset
                                     Management        Loan
                                       Fund II         Fund         Total
                                     ----------        ----         -----

Contributions:
   Employer                              71,787          -          542,907
   Employees'                           306,189          -        2,128,436
                                     ----------      ---------   ----------
                                        377,976          -        2,671,343

Net income (loss) from
   Master Trust investments,
   net of administrative
   expenses                             (48,805)         -        1,061,761

Interest income on  employees'
 loans                                    -              7,273        7,273

Other                                     -              2,473        2,473
                                     ----------      ---------   ----------

Total additions                         329,171          9,746    3,742,850

Benefit payments                        (13,561)         -       (1,045,226)

Transfers among funds                  (133,154)       452,459        -

Transfer from MDT Corporation
   Savings and Thrift Plan for
   Hourly Employees                       -              -            2,897
                                     ----------      ---------   ----------

Net increase                            182,456        462,205    2,700,521

Net assets available
  for plan benefits:
     Beginning of year                1,530,586          -       21,410,622
                                     ----------      ---------   ----------

End of year                           1,713,042        462,205   24,111,143
                                     ==========      =========   ==========

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                            FOR SALARIED EMPLOYEES

                         Notes to Financial Statements

                          December 31, 1995 and 1994



(1)  Description of the Plan
     -----------------------

     The following description of the MDT Corporation Savings and Thrift Plan for Salaried Employees (the Plan) provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

     The Plan is a defined contribution plan covering substantially all MDT Corporation (Corporation) salaried employees. Salaried employees of the Corporation may elect to participate in the Plan commencing the first calendar quarter following completion of one hour of service.

     The Plan provides that participants may elect to make a basic contribution of up to 6% of their total annual compensation. The Corporation makes a matching contribution equal to 30% of the first 2%, 40% of the next 2%, and 50% of the final 2% of a participant's basic contribution. In addition, participants who contribute the maximum basic contribution may make a supplemental contribution in tax-deferred dollars, taxed dollars, or a combination which, when added to the basic contribution, cannot exceed 18%, 16%, and 25%, respectively, of their total annual compensation. The supplemental contribution is not matched by the Corporation.

     Separate employee and Corporation contribution accounts are maintained for each participant. Participants have a 100% nonforfeitable vested interest in their basic and supplemental contributions at all times. Employees vest in the Corporation contributions at a rate of 20% after one year of service and an additional 20% each year thereafter until five years of service are completed. Forfeitures arising under the Plan are used to reduce the Corporation's contribution to the Plan.

     Distributions made upon termination, death, or permanent disability may at the employee's election be in the form of a lump sum or in installments over a period not to exceed ten years.


(2)  Summary of Significant Accounting Policies
     ------------------------------------------

     The following are the significant accounting policies followed by the Plan:

     Basis of Presentation
     ---------------------

     The accompanying financial statements have been prepared on an accrual basis and present the net assets available for plan benefits and changes in those net assets.

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                            FOR SALARIED EMPLOYEES

                         Notes to Financial Statements



(2)  Summary of Significant Accounting Policies (continued)
     ------------------------------------------

     Use of Estimates
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires the plan administrator to make estimates and assumptions that affect the reported amounts of net assets available for plan benefits as of the date of the financial statements and the reported amounts of income during the reporting period. Actual results could differ from those estimates.

     Investments
     -----------

     The Plan's interest in the Master Trust is valued based on the fair value of the underlying assets of the Master Trust. The employer identification number under which the Master Trust has been filed is 161326160.

     The accounting policies of the Master Trust operated under the MDT Corporation Savings and Thrift Master Trust Agreement (Master Trust) are as follows:

     Marketable securities are valued at the last reported sales price on the last business day of the year. Quotations are obtained from national securities exchanges or, in instances where securities are not listed on any of the exchanges, quotations are obtained from brokerage firms.

     The Open End Guaranteed Income Fund II invests in benefit responsive fixed and variable payment guaranteed investment contracts (GICs) and bank investment contracts (BICs). The GIC and BIC investments are carried at contract value which approximates fair value.

     Purchases and sales of securities are recorded on the trade date. Dividend income is recorded on the ex-dividend date. Interest is recognized on the accrual basis.

     Reclassification
     ----------------

     Certain 1994 financial statement amounts have been reclassified to conform to the current year presentation.

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                            FOR SALARIED EMPLOYEES

                         Notes to Financial Statements



(3)  Plan Amendments
     ---------------

     In 1994, the Plan was amended to include a loan fund for participants. Participants are permitted to borrow from their savings accounts subject to certain limitations. The loans are payable over terms up to nine years and bear interest at the commercial prime rate in effect at the time the loan is made plus 1%. Principal and interest payments on the loans are redeposited into the participants' accounts based on their current investment allocation elections. At December 31, 1995 and 1994, market value of loans approximates fair value.


(4)  Investments
     -----------

     Participants may elect to invest their contributions in the Open End Guaranteed Income Fund II, the Equity Index Fund II, the MDT Corporation Stock Fund, the U.S. Government Fund (formerly the Intermediate and Long Term Bond Fund II), and the Asset Management Fund II in multiples of 10%. Income from investments is allocated to a participant's account monthly in the proportion that the individual account bears to the total of all accounts.

     The Other fund is a short-term investment fund utilized by the Plan and is not an investment option available to the participants. The purpose of this fund is to hold unallocated funds relating to forfeitures, contribution/loan repayment funding differences, and contribution/loan repayment funding prior to being allocated to the appropriate investment funds. Based on participant direction, the investment earnings are allocated to the appropriate investment options coincident with the record keeping update.

     The investments of the Plan are held by Bankers Trust as trustee under the Master Trust. Plans participating in the Master Trust are the Plan, the MDT Corporation Savings and Thrift Plan for Hourly Employees (Hourly Plan) and the MDT Corporation Savings and Thrift Plan for Union Employees (Union
     Plan).

     Except for the loan fund, which is participant specific, investments and certain related accounts in the statements of net assets available for plan benefits at December 31, 1995 and 1994 and statements of changes in net assets available for plan benefits for the years then ended represent allocations of the assets of the Master Trust based upon proportionate interest of the Plan in individual Master Trust investment funds.

     The following information is presented for the Master Trust and each of the Master Trust investment accounts:

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                            FOR SALARIED EMPLOYEES

                         Notes to Financial Statements


(4)  Investments (continued)

     Statement of net assets of the Master Trust as of December 31, 1995:


                                     Open End                       MDT         U.S.         Asset
                                    Guaranteed     Equity Index     Stock    Government    Management
     Assets                       Income Fund II     Fund II        Fund        Fund        Fund II       Total
     ------                       --------------   ------------     -----    ----------    ----------     -----

Directed cash account fund         $     -               -           11,832       -           -            11,832
Investments at fair value:
   MDT Corp. common stock                -               -        1,372,005       -           -         1,372,005
   U.S. Government securities            -               -            -         316,060       -           316,060
   Other marketable securities           -           8,089,941        -           -       2,799,154    10,889,095
Investments at contract value:
  Guaranteed income group
     annuity contracts              18,858,614           -            -           -           -        18,858,614
                                    ----------       ---------    ---------     -------   ---------    ----------
                                    18,858,614       8,089,941    1,383,837     316,060   2,799,154    31,447,606

Receivables:
   Interest and dividends               86,949             100          118           1          33        87,201
   Investments sold                      -              78,351        -           1,395       -            79,746
                                    ----------       ---------    ---------     -------   ---------    ----------
                                        86,949          78,451          118       1,396          33       166,947
                                    ----------       ---------    ---------     -------   ---------    ----------
          Total assets              18,945,563       8,168,392    1,383,955     317,456   2,799,187    31,614,553

Liabilities
- - -----------

Accounts payable for
 investments purchased                   -              78,351        -           1,395       -            79,746
                                    ----------       ---------    ---------     -------   ---------    ----------

          Net assets               $18,945,563       8,090,041    1,383,955     316,061   2,799,187    31,534,807
                                   ===========       =========    =========     =======   =========    ==========

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                            FOR SALARIED EMPLOYEES

                         Notes to Financial Statements


(4)  Investments (continued)
     -----------

     Statement of net assets of the Master Trust as of December 31, 1994:


                                     Open End                        MDT          U.S.          Asset
                                    Guaranteed      Equity Index     Stock    Government     Management
      Assets                      Income Fund II      Fund II        Fund         Fund         Fund II        Total
      ------                      --------------    ------------     -----    ----------     ----------       -----

Directed cash account fund        $     -                -             11,591        -           -              11,591
Investments at fair value:
   MDT Corp. common stock               -                -          1,153,088        -           -           1,153,088
   U.S. Government securities           -                -              -          150,092       -             150,092
   Other marketable securities          -            4,962,264          -            -       1,811,312       6,773,576
Investments at contract value:
  Guaranteed income group
    annuity contracts              19,817,020            -              -            -           -          19,817,020
                                   ----------        ---------      ---------      -------   ---------      ----------
                                   19,817,020        4,962,264      1,164,679      150,092   1,811,312      27,905,367

Receivables:
   Interest and dividends             108,963                5             36        -               2         109,006
   Investments sold                     -               84,565          -            -            -             84,565
                                   ----------        ---------      ---------      -------   ---------      ----------
                                      108,963           84,570             36        -               2         193,571

          Total assets             19,925,983        5,046,834      1,164,715      150,092   1,811,314      28,098,938
                                   ==========        =========      =========      =======   =========      ==========
Liabilities
- - -----------

Accounts payable for
 investments purchased                  -               84,565          -            -           -              84,565
                                   ----------        ---------      ---------      -------   ---------      ----------

          Net assets              $19,925,983        4,962,269      1,164,715      150,092   1,811,314      28,014,373
                                   ==========        =========      =========      =======   =========      ==========

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                            FOR SALARIED EMPLOYEES

                         Notes to Financial Statements


(4)  Investments (continued)
     -----------

     Investment in Master Trust for each participating plan as of December 31, 1995 is as follows:

                                                           Open End                       MDT         U.S.       Asset
                                                          Guaranteed     Equity Index    Stock    Government  Management
                                                        Income Fund II     Fund II       Fund        Fund      Fund II      Total
                                                        --------------   ------------    ----     ----------  ----------    -----

     Salaried Plan                                        $15,179,950       7,174,235  1,011,747     301,095   2,628,113  26,295,140
     Union Plan                                             3,311,087         815,059    328,505       6,775     146,993   4,608,419
     Hourly Plan                                              454,526         100,747     43,703       8,191      24,081     631,248
                                                           ----------       ---------  ---------     -------   ---------  ----------

           Net assets                                     $18,945,563       8,090,041  1,383,955     316,061   2,799,187  31,534,807
                                                           ==========       =========  =========     =======   =========  ==========


     Investment in Master Trust for each participating plan as of December 31, 1994 is as follows:

                                                          Open End                      MDT          U.S.       Asset
                                                         Guaranteed    Equity Index     Stock     Government  Management
                                                       Income Fund II     Fund II       Fund         Fund      Fund II      Total
                                                       --------------  ------------     ----      ----------  ----------    -----
     Salaried Plan                                       $16,350,440     4,426,096      918,866     142,573   1,698,399   23,536,374
     Union Plan                                            3,187,828       481,872      202,611       4,506      95,104    3,971,921
     Hourly Plan                                             387,715        54,301       43,238       3,013      17,811      506,078
                                                          ----------     ---------    ---------     -------   ---------   ----------

            Net assets                                   $19,925,983     4,962,269    1,164,715     150,092   1,811,314   28,014,373
                                                          ==========     =========    =========     =======   =========   ==========


                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                            FOR SALARIED EMPLOYEES

                         Notes to Financial Statements



(4)  Investments (continued)
     -----------

     Statement of changes in net assets of the Master Trust for the year ended December 31, 1995:

                                 Open End                       MDT          U.S.         Asset
                                Guaranteed    Equity Index      Stock     Government   Management
                              Income Fund II     Fund II        Fund         Fund        Fund II       Total
                              --------------  ------------      ----      ----------   ----------      -----

Investment earnings:
   Interest                    $ 1,150,377          1,596         1,525       11,629          584    1,165,711
   Dividends                         -            190,641         -            -          152,647      343,288
   Net appreciation
    (depreciation)
    in fair value                    -          1,747,689      (170,455)       6,469      304,191    1,887,894
                                ----------      ---------     ---------      -------    ---------   ----------

          Total invest-
           ment earnings
           (losses)              1,150,377      1,939,926      (168,930)      18,098      457,422    3,396,893

Administrative expenses            (77,850)       (20,343)       (3,800)        (709)      (7,367)    (110,069)
                                ----------      ---------     ---------      -------    ---------   ----------

          Net investment
           earnings
          (losses)               1,072,527      1,919,583      (172,730)      17,389      450,055    3,286,824

Net transfers in (out)            (537,657)       365,677       134,418       28,177      242,995      233,610

Transfers among funds           (1,515,290)       842,512       257,552      120,403      294,823        -
                                ----------      ---------     ---------      -------    ---------   ----------

          Net increase on
           net assets             (980,420)     3,127,772       219,240      165,969      987,873    3,520,434

Net assets:
   Beginning of year            19,925,983      4,962,269     1,164,715      150,092    1,811,314   28,014,373
                                ----------      ---------     ---------      -------    ---------   ----------

   End of year                 $18,945,563      8,090,041     1,383,955      316,061    2,799,187   31,534,807
                                ==========      =========     =========      =======    =========   ==========

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                            FOR SALARIED EMPLOYEES

                         Notes to Financial Statements

(4)  Investments (continued)
     -----------

     Statement of changes in net assets of the Master Trust for the year ended December 31, 1994:

                             Open End                      MDT          U.S.        Asset
                            Guaranteed    Equity Index     Stock     Government   Management
                          Income Fund II     Fund II       Fund         Fund        Fund II       Total
                          --------------  ------------     ----      ----------   ----------      -----

Investment earnings:
   Interest                 $ 1,322,638          4,375       1,184        4,932        1,706    1,334,835
   Dividends                      -            150,918       -            -           52,016      202,934
   Net appreciation
      (depreciation)
      in fair value               -           (100,021)     88,792       (8,854)     (99,722)    (119,805)
                             ----------      ---------     -------      -------    ---------   ----------
          Total invest-
           ment earnings
           (losses)           1,322,638         55,272      89,976       (3,922)     (46,000)   1,417,964


Administrative expenses         (73,870)       (17,281)     (3,586)        (769)      (6,312)    (101,818)
                             ----------      ---------     -------      -------    ---------   ----------

          Net investment
           earnings
           (losses)           1,248,768         37,991      86,390       (4,691)     (52,312)   1,316,146

Net transfers in (out)           (9,873)       529,134      97,978       54,574      366,389    1,038,202

Transfers among funds           (99,836)       100,760     135,502      (40,707)     (95,719)       -
                             ----------      ---------     -------      -------    ---------   ----------

          Net increase on
           net assets         1,139,059        667,885     319,870        9,176      218,358    2,354,348

Net assets:
   Beginning of year         18,786,924      4,294,384     844,845      140,916    1,592,956   25,660,025
                             ----------      ---------     -------      -------    ---------   ----------

   End of year              $19,925,983      4,962,269   1,164,715      150,092    1,811,314   28,014,373
                             ==========      =========   =========      =======    =========   ==========

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                            FOR SALARIED EMPLOYEES

                         Notes to Financial Statements



(4)  Investments (continued)
     -----------

     Net investment earnings (losses) from the Master Trust investments (net of administrative expenses) for each participating plan for the year ended December 31, 1995 are as follows:


                                       Open End                    MDT         U.S.        Asset
                                      Guaranteed   Equity Index    Stock    Government   Management
                                    Income Fund II   Fund II       Fund        Fund        Fund II      Total
                                    -------------- ------------    ----     ----------   ----------     -----

Salaried Plan                          $  871,449     1,708,493  (137,700)      16,463      423,031   2,881,736
Union Plan                                179,039       188,019   (24,617)         477       23,093     366,011
Hourly Plan                                22,039        23,071   (10,413)         449        3,931      39,077
                                        ---------     ---------  --------       ------      -------   ---------

Net investment
  earnings
  (losses)                             $1,072,527     1,919,583  (172,730)      17,389      450,055   3,286,824
                                        =========     =========  ========       ======      =======   =========


Net investment earnings (losses) from the Master Trust investments (net of administrative expenses) for each participating plan for the year ended December 31, 1994 are as follows:

                                       Open End                      MDT           U.S.        Asset
                                      Guaranteed     Equity Index    Stock      Government   Management
                                    Income Fund II     Fund II       Fund          Fund        Fund II     Total
                                    --------------   ------------    ----       ----------   ----------    -----
Salaried Plan                         $1,016,857        34,704      63,391       (4,386)     (48,805)    1,061,761
Union Plan                               208,619         2,648      20,696         (245)      (3,177)      228,541
Hourly Plan                               23,292           639       2,303          (60)        (330)       25,844
                                       ---------        ------      ------       ------      -------     ---------

Net investment
  earnings
  (losses)                            $1,248,768        37,991      86,390       (4,691)     (52,312)    1,316,146
                                       =========        ======      ======       ======      =======     ==========

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                            FOR SALARIED EMPLOYEES

                         Notes to Financial Statements



(5)  Federal Income Taxes
     --------------------

     Participants are not taxed currently on employer contributions to the Plan or on income earned by the Plan. Distributions of benefits to employees, unless transferred to another qualified plan, generally are subject to federal income tax.

     The Internal Revenue Service issued its latest determination letter on August 24, 1993 which stated that the Plan and the related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since receiving the determination letter; however, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.


(6)  Plan Termination
     ----------------

     Although it has not expressed any intent to do so, MDT Corporation has the right under Article II of the Savings and Thrift Plan for Salaried Employees to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, participants will become 100% vested in their accounts.


(7)  Subsequent Events
     -----------------

     Tender Offer of Sponsor Shares
     ------------------------------

     MDT Corporation, the Plan sponsor, is the subject of a pending public tender offer for its outstanding shares.

     Effective May 17, 1996, the Plan was amended to require the trustee to notify participants and inquire as to whether the Company stock allocated to participants' accounts for purposes of a public offering should be tendered. Each participant may elect that all, but not less than all, of the Company stock allocated to his account be tendered by the trustee on his behalf.

     Any securities or other property received by the trustee as a result of having tendered Company stock shall be held, and any cash received be invested in short-term investments, pending further action the trustee may be required or directed to take, including elections by participants to transfer such amounts to another fund. Effective September 30, 1996, any such funds remaining in the MDT Stock Fund shall be transferred to the Asset Management Fund II, and any election by a participant that contributions be invested in the MDT Stock Fund shall be deemed an election to invest in the Asset Management Fund II.

     Effective July 1, 1996, the Plan was rewritten to provide that MDT Corporation Retirement Plan accounts be transferred to the Plan. Additionally, the Plan was renamed the MDT Corporation Retirement Savings Plan for Salaried Employees. Moreover, the Plan rewrite provided a health plan component such that amounts distributed on account of total and permanent disability, as defined, are excluded from income under the Internal Revenue Code.

                                                                      Schedule 1
                                                                      ----------

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                            FOR SALARIED EMPLOYEES

     Form 5500, Item 27a - Schedule of Assets Held for Investment Purposes

                               December 31, 1995

- - --------------------------------------------------------------------------------------------------------------
                                         Description of investment, including
   Identity of issuer, borrower,           maturity date, rate of interest,          Historical     Current
     lessor, or similar party              collateral, par or maturity value            Cost         Value
- - --------------------------------------------------------------------------------------------------------------
Investment in MDT Corporation
   Master Trust No. 161326160                             (1)                       $ 24,905,721   26,295,140
- - --------------------------------------------------------------------------------------------------------------
Investment in Employees' Loans           Loans to plan participants, maturity
                                           dates through 2005, interest rates
                                           from 7.25% to 10.00% per annum                -            891,427
- - --------------------------------------------------------------------------------------------------------------

(1)  See note 4 to financial statements.

                                                                      Schedule 2
                                                                      ----------

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                            FOR SALARIED EMPLOYEES

           Form 5500, Item 27d - Schedule of Reportable Transactions

                         Year ended December 31, 1995

- - ------------------------------------------------------------------------------------------------------------------------------------
    (a)      (b)  Description of asset            (c) Purchase    (d) Selling Price    (e) Lease     (f) Expense incurred
                  (including interest rate and         Price             Price             Rental        with transaction
                  maturity in case of a loan)
- - ------------------------------------------------------------------------------------------------------------------------------------

   MDT       Acquisition of Interests in Master
Corporation       Trust - Employee and
                  Employer Contributions               $    -            -                       -                -

- - ------------------------------------------------------------------------------------------------------------------------------------

   MDT       Divestiture of Interests in Master
Corporation       Trust - Benefit Payments                  -            -                       -            2,210,824

- - ------------------------------------------------------------------------------------------------------------------------------------

- - ---------------------------------------------------------------------------
    (a)       (g) Cost of    (h) Current value of asset    (i) Net gain
                  asset          on transaction date           or (loss)

- - ---------------------------------------------------------------------------

   MDT
Corporation
                    -                 2,652,123                  -

- - ---------------------------------------------------------------------------

   MDT
Corporation         -                    -                       -

- - ---------------------------------------------------------------------------
